EXHIBIT 10e



                 WHOLESALE BROKER AGREEMENT

This Agreement is entered into in duplicate this 23rd day of January, 2000 (the "Effective Date") between Digital Impression & Stamper Company, a Utah LLC, with its principal office at 1224 South 1480 West, Orem, Utah 84663 hereinafter called "DISC" and ugoMedia.com, Inc., a Nevada Corporation with its principal office located at 3400 W. Desert Inn Rd., Las Vegas, NV 89102 hereinafter called "Broker".

1. Appointment of Broker. DISC agrees to sell to Broker, and Broker agrees to purchase from DISC under the terms and conditions contained herein, all DISC Products, including replication of CDs, DVDs, business card or shaped CDs, mastering services, packaging and support services hereinafter called "Products") During the term of this agreement and extensions hereto, DISC agrees to offer to Broker under the terms and conditions set forth herein those Product improvements, new features, and options generally offered for sale to DISC's customers. DISC reserves the right to alter, modify or add to Products without notice and to delete Products upon sixty (60) days prior written notice to Broker.

2. Exclusive Agreement. Broker agrees that this Agreement shall be exclusive with respect it's ability to offer services or products that compete with DISC's Products. Broker further acknowledges that the purpose of this Agreement is to provide a way for Broker to increase it's profit margins by buying at the discounted prices offered by DISC, thereby allowing Broker to mark up the prices and sell the Products, competitively, at a profit. DISC, on the other hand, desires to establish a network of wholesale brokers with the ability to sell the Products and to enhance DISC's ability to keep it's manufacturing plant operating at peak load and efficiency. DISC shall, therefore, be free to enter into similar or identical agreements with other brokers as it may determine in its sole discretion.

3.   Duties of Broker.  Broker agrees:

       A. To engage in advertising, public relations and educational campaigns sufficient to establish an image and reputation as a provider of high quality CD mastering and replication services, and to inform its prospects and customers of the Products, enhance the image of the Products and create a demand for the Products.

      B. To provide, and to be solely responsible for the supervision and compensation of, such qualified and competent personnel as may be reasonably required to sell the Products in the manner contemplated hereunder.

      C. To purchase during each twelve (12) month period during the Term hereof (each such period a "Quota Year") the Quota of Products set forth on the attached Exhibit "A.".

      D. To purchase the Products at prices indicated on the attached Exhibit "B", consistent with Broker's classification level indicated on Exhibit "A.

       E. To provide DISC with information summarizing any significant market changes, activities and trends; market potential; competitive analysis; Product requirements and other similar information, as required, to assist DISC in meeting Product demand and manufacturing a competitive Product for Broker.

       /1/

      F.   To provide DISC, at least quarterly, with an updated six
(6)-month forecast of Broker's anticipated Product Sales and shipment requirements.

     G. To make Broker's technical and sales personnel available for DISC Product training courses at times and places to be mutually agreed upon by the parties in conformance with Section 6.C below.

      H.      To  preserve  and  protect  DISC's  proprietary   and
confidential information which is supplied hereunder or in the future in conformance with Section 12 below.

      I. To promote and sell the Products in a manner consistent with DISC's Content Policy which is:

    DISC will not duplicate or replicate any CD/DVD that is rated X or R by the film industry's accepted rating systems. Any audiotape or CD that requires a "Parental Advisory," or contains vulgar or profane language, excessive violence, or sexually explicit lyrics, will not be duplicated/replicated in a DISC, or associated, facility.

4. Broker Compensation. No compensation shall be paid to Broker by DISC for Broker's performance of its duties set forth herein. Broker's sole compensation will be the mark-up charged by Broker to its customers for the Products sold by Broker. Broker is responsible for adding a reasonable mark-up on pricing to it's customers, consistent with normal business practices.

5. Quarterly Progress Review. At the end of each quarter of each Quota Year, DISC will review Broker's progress toward, or achievement of, its Quota of Products for the then current Quota Year and will also review the accuracy of Broker's sales and shipping forecasts during the previous quarter and preceding quarters of the same calendar year .The purpose of the review is to compare actual results with the Quota of Products agreed to in Exhibit " A " and to assist Broker to achieve it's Quota and sales expectations. Upon review, DISC reserves the right to adjust the pricing structure and/or the Broker classification level, shown in Exhibits "B" and "A," respectively to reflect Broker's performance. No adjustments will be made without first meeting with Broker to discuss the review by DISC and any proposed adjustments.

6.  DISC's Obligations.  DISC agrees:

      A. To supply Broker, at DISC's expense, such aids, training and technical assistance as DISC and Broker mutually deem necessary during the initial period of building up Broker's capability to aggressively market the Products.

     B. To supply Broker with sales aids, samples and literature in reasonable quantities. The first fifty (50) copies of each brochure will be free. Subsequent requirements will be charged to Broker at DISC's cost.

      C. To train Broker's personnel at DISC's facilities. The cost of travel, lodging, compensation and other expenses associated with Broker's personnel will be borne by Broker. The costs associated with DISC personnel shall be borne by DISC.

     D. To provide reasonable amounts of consultation by mail, telephone, facsimile or email and in person at DISC's facilities.


       /2/


7.  Prices And Payment Terms.

      A. Product pricing to Broker shall be F.O.B. DISC's manufacturing plant in Orem, Utah. All freight, insurance and taxes applicable to or levied on the sale of the Products to Broker shall be paid for and borne by Broker. Such prices, as of the Effective Date, are those shown in Exhibits "A" and "B." Such prices may be changed from time to time as set forth in Section 5.

    B.Payments due for all Products sold under this Agreement shall be made to DISC 50% with the order and 50% within three (3) days of delivery of written notice by DISC to Broker, that the ordered Products are ready for delivery. Under no circumstances shall DISC be obligated to ship any Products to Broker or Broker's customers prior to receiving payment in full from Broker. Without limiting the generality of the foregoing, under no circumstances shall Broker's duty to pay DISC be contingent upon Broker's prior receipt of payment from Broker's customer(s), nor shall DISC's retention of Products pending payment by Broker terminate, waive, excuse or delay Broker's obligation to make payment therefore as set forth above. Credit terms may be extended as determined by DISC from time to time in its sole discretion. Any amounts not paid when due shall accrue interest at the lesser of (i) 1.5 % per month or (ii) the highest rate permitted by law, until paid in full.

8. Delivery And Passage Of Title. Delivery of the Products purchased by Broker hereunder shall be made and accepted F.O.B. at DISC's manufacturing plant located in Orem, Utah. Title to the Products purchased hereunder shall be deemed to pass to Broker, and all risk of loss or damage to such Products shall be borne by Broker from the time such Products are delivered F.O.B. Broker will arrange for freight carrier and insurance to cover the Products while in transit from F.O.B. point to destination.

9. Orders; Acceptance of Orders. All orders submitted by Broker to DISC will be in accordance with factory shipment lead times to be supplied to all brokers from time to time by DISC; each Product order shall be subject to written acceptance by DISC, which acceptance may be withheld in DISC's sole discretion, for any reason.

10. Order Cancellation. Orders cannot be cancelled once they have been accepted by DISC and are in process.

11. Assignment of Rights. The rights and interests of both DISC and the Broker under this Agreement are not assignable without the prior written consent of the other party .Any assignment or transfer made without such written consent shall be null and void.

12. Reciprical Non-Disclosure And Non-Circumventing. DISC and Broker recognize and agree that the content of this agreement, the pricing provided hereunder, and much of the information transmitted from DISC to Broker and from Broker to DISC are of a confidential and proprietary nature and are the valuable property of DISC or Broker. DISC and Broker agree not to disclose or allow to be disclosed to any third party, person, or company any information (including detailed Product or customer information) designated by DISC or Broker as proprietary, either during the term of this Agreement or subsequent thereto, unless prior written consent to do so is received from DISC or Broker, as applicable. DISC ~d Broker shall cause such of their employees, agents, and sub-contractors, as may have access to proprietary information to restrict the disclosure and use of such information to those within the company who have reason to know or use the information and who have agreed to maintain the


       /3/


confidentiality of the information. At the termination of this Agreement DISC and Broker shall return all proprietary information and any copies thereof to the proprietor, DISC or Broker, of such information, or upon receipt of written consent from the proprietor of the information, destroy the information and certify to the proprietor such destruction and shall thereafter not make use of any such information either for its own business or others, except with the prior written consent of the proprietor. Notwithstanding the foregoing, neither party shall have any obligation under this Section 12 for information of the other party which the receiving party can substantiate with documentary evidence has been or is: (i) developed by the receiving party independently and without the benefit, use of, or reference to information disclosed hereunder by the disclosing party; (ii) lawfully obtained by the receiving party from a third party without restriction and without breach of this Agreement; or (iii) publicly available without breach of this Agreement.

     During the term of this agreement, DISC agrees not to knowingly circumvent Broker, in any way, with regard to Broker's customers and will not knowingly do business with Broker's customers other than through Broker.

13. Trademarks And Service Marks. DISC hereby grants to Broker, only during the Term of this Agreement, a limited, non-exclusive, revocable license, to use DISC trademarks and service marks only for the purposes contemplated by this Agreement. Before release to the public, Broker shall submit all materials of any kind containing the DISC's marks to DISC for inspection, and DISC shall have the right to approve or disapprove such material prior to its distribution. Except as set forth in this Section 13, nothing in this Agreement shall grant or shall be deemed to grant to Broker any right, title or interest in or to the DICS's marks. All use of DISC's trademarks by Broker shall inure to the benefit of DISC. At no time during or after the Term shall Broker challenge or assist others to challenge DISC's marks or the registration thereof or attempt to register any marks or trade names that are, in DISC's judgment, confusingly similar to those of DISC. Broker shall provide DISC with prompt notice of any apparent infringement of the DISC's marks or any petition to cancel any registration of the same, or any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, any of DISC's marks of which it becomes aware. The foregoing license to use does not and shall not be construed as granting the Broker any right, title or interest in the marks other than as set forth herein. Broker agrees not to use DISC trademarks, service marks or trade names upon termination of this Agreement.

14. Taxes And Assessments. Broker shall hold DISC harmless from all taxes, assessments or other governmental impositions of any nature whatsoever which may be levied upon or with respect to the Products after their delivery to Broker.

15. Copyrights. Broker warrants and represents to DISC that in relation to all media and related materials to be provided to DISC for reproduction, Broker will have obtained the full and unregulated right to reproduce all of the contents contained in the materials to be provided. Each order will require a document signed by Broker's customer confirming Broker's right to reproduce or to have reproduced, all of the content contained in the media to be manufactured by Broker or it's assignee, DISC. Broker's client must also declare, warrant and guarantee that:
       A. All payments and royalties due to persons with rights in the data to be copied have been paid by the client.

       B.  All of the required authorizations to reproduce the data
to   be  copied  have  been  obtained  in  respect  of  copyrights, trademarks, and any other intellectual property rights.


       /4/


     C. That the requested reproduction of the data to be copied will not violate the rights of any other entity or person.

    In addition, Broker shall hold DISC harmless in the event of any breach or default by it or any of it's customers or their representatives of the warranties herein set forth or set forth in any other document signed by Broker as well as from any suits, disputes, actions, or other legal proceeding initiated by any other parties in connection with the reproduction of the contents of the media and related materials and shall pay any awards granted against DISC and compensate DISC for all legal fees and disbursements incurred in connection therewith, including any costs and attorneys' fees incurred in connection with an appeal.

     Further, Broker agrees to defend DISC at Broker's cost and expense in any suit or proceeding in connection with any allegation that the Product purchased hereunder infringes a copyright, provided that Broker is immediately notified by DISC of any such action or proceeding. DISC shall have sole direction and control of any negotiations or of any suit that may be brought against DISC, and Broker shall assist DISC in any reasonable way required by DISC in iTS defense. Broker will be required by this Agreement to fill out and submit a DISC Content Information Form with each order placed hereunder.

16. Warranty.THE FOLLOWING WARRANTIES ARE IN LIEU OF ALL OTHER W ARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER SIMILAR OBLIGATION ON THE PART OF DISC. IN THE EVENT THE PRODUCT IS MISUSED, MISTREATED, DAMAGED, MODIFIED OR ALTERED IN ANY WAY, BY SOMEONE OTHER THAN DISC OR AFTER SHIPMENT BY DISC, THESE WARRANTIES SHALL BE NULL AND VOID.

     A. DISC warrants to Broker, that all Product has been tested and will ship with the test report attached. Playability of a CD is largely dependent on the player device over which DISC has no control. DISC does not warrant that the Product will play on all player devices. DISC warrants that the printing of a silk-screened label on the CD will be in compliance with the mutually agreed upon and fully documented specifications supplied by the customer.
     All Products are shipped in compliance with certification standards for Yellow Book, mode l or mode 2, Green Book, White Book or Orange Book depending on the product provided.

      B. This warranty shall not extend to any Product that has been subject to misuse, neglect or accident after delivery F.O.B. DISC, Orem, Utah.

17.  Term of Agreement.

      A. This Agreement shall continue in full farce and effect from the Effective Date for a period of two years or until terminated by written notice as herein provided.

      B. Either party may terminate this agreement, for any reason, upon thirty (30) days written notice, any time after the first two years following the Effective Date.

     C. DISC shall have the option to tem1inate this Agreement upon thirty (30) days written notice if Broker fails to meet it's Quota obligation for any year.

       /5/


      D. This Agreement may be terminated by either party if the other becomes insolvent, files any voluntary petition in bankruptcy or liquidation, has filed against it any voluntary petition in bankruptcy or liquidation and such petition is not dismissed or stayed within ninety (90) days after such filing, makes an assignment for the benefit of creditors or is adjudicated as bankrupt.

     E. Should this Agreement be terminated for any cause other than breach of a material provision by Broker, including, without limitation, Broker's failure to pay any amounts due hereunder when due, Broker shall have the right to continue to purchase under the term of this Agreement from DISC only those Products being supplied under contract or contracts requiring Broker to provide the Product(s) on a continuing basis for a specified period of rime, thus enabling Broker to fulfill it's continuing obligation to it's customer until the expiration or cancellation of said contract or contracts.

18. Force Majeure. If by reason of strikes, inability to obtain materials, file or other severe action of the elements, accidents, governmental or legal restrictions or appropriation, or other causes, whether like or unlike the foregoing, beyond the control of a party hereto, such party is unable to perform in whole or in part its obligations as set forth in this Agreement, then such party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform, so caused, shall not make such party liable to the other party.

19. Relationship of The Parties. Nothing is this Agreement nor anything to be done pursuant to its terms and conditions is intended to, nor shall, create a partnership, joint venture or principal-agent relationship between the parties. This Agreement establishes a supplier-Broker relationship only. Broker shall not represent itself as other than an authorized Broker of DISC and shall save and hold harmless DISC from damages, losses, indemnities and liabilities including costs of litigations, arising from, or representation not authorized by, this Agreement.

20. Severability. The parties agree it is not the intention of either party to violate any public policy, statutory or common law; that if any sentence, paragraph, clause or combination of the same is in violation of the applicable law of any jurisdiction, it shall be void in the jurisdiction where it is unlawful, but enforceable in all other jurisdictions. If any part of this Agreement should be held to be void or unenforceable by any competent judicial authority, such part will be treated as severable, leaving valid and enforceable the remainder of the Agreement, notwithstanding the part or parts found void or unenforceable. The parties agree with respect to any part of this Agreement, which is held to be unenforceable or void, that they will attempt to renegotiate such part in a manner consistent with the intent of the parties. The headings to Sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

21. Governing Laws.

     A. This Agreement will be governed and construed, to the extent applicable, in accordance with Utah law without regard to its conflict of law principles, and otherwise, in accordance United States law. The parties hereto consent to exclusive jurisdiction and venue in the courts of Utah County, State of Utah or the United States Federal District Court located in Salt Lake City, Utah. The Parties further agree not to disturb such choice of forum, and if not resident in such state, waive the personal service of any and all process upon them, and consent that such service of process may be made by certified or registered mail, return receipt requested, addressed to the parties as set forth herein.


       /6/


    A. In the event any disputes or differences should arise among the parties hereto, out of or in relation to or in connection with the provision of this Agreement, or any action taken hereunder, the parties hereto shall in good faith explore possibilities for the amicable settlement thereof.

    B. All of the terms and conditions hereof shall be binding upon and insure to he benefit of the parties, their permitted successors, assigns, and legal representatives. This Agreement may not be assigned by Broker without the prior written consent of DISC.

22. Contract In Entirety. This Agreement constitutes the entire and only agreement between the parties hereto in respect to the subject matters hereof and supercedes and cancels any prior agreements. No amendment or change hereof or addition hereto shall be effective or binding upon any of the parties hereto unless reduced in writing and executed by the respective duly authorized representatives of all of the-parties hereto.

23.  Notices.   All  notices  and other communications  under  this
Agreement,    including   telegraphic,   facsimile    and    e-mail
communications, shall be in writing and shall be deemed to have been duly given on the date of delivery, date delivered personally to the party to whom notice is to be given, telegraphed, faxed or e-mailed, respectively, or on the third (3rd) day after mailing, if mailed to the party to whom notice is to be given, by registered mail, return receipt requested, and properly addressed as follows:

  (1) If to DISC:
    Digital Impression & Stamper
    Company 1226 S. 1480 West
    Orem, UT. 84057
    Attn: Larry Edwards -General
    Manager

    or to such a person or address DISC from time to time furnishes the Broker;

    and to:

    David L. Glazier, ESQ.
    Robinson, Seiler &
    Glazier, LC 80 North
    100 East
    P.O. Box 1266
    Provo, Utah 84603-1266

  (2) If to Broker;

    Company Name: ugoMedia.com, Inc.
    Attn: Mike Stapleton
    Address: 3400 W. Desert Inn Rd. #13
    City: Las Vegas
    State: NV
    Zip: 89102

    or to such other person or address Broker may from time to time furnish to DISC.


       /7/


24. Limitation Of Liability. DISC's sole liability for damages to Broker for any cause whatsoever, and regardless of the form of action, whether in contract or tort, shall be limited to the lesser of $100,0 00 or the total of all amounts paid by Broker to DISC hereunder during the six (6) months preceding the date on which the first event giving rise to the damages occurred.

     In no event shall DISC be liable for any lost profit or other consequential damages, even if DISC has been advised of the possibility of such damages, or for any claim against Broker by any other person.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers.

  "DISC"                            "BROKER"

  Digital Impression &'Stamper
  Company, a Utah limited           UgoMedia.com, Inc.
  liability company

  By  /s/ Jack Dauus                By   /s/ Michael Stapelton

  Title  Sales Manager              Title   President / CEO


       /8/


                          EXHIBIT "A"

The Quota of Products to be purchased during the Quota Year as described in Section 3.C of this Agreement is defined as follows:

Broker's Class will be designated below by an "X" marking the level mutually agreed upon by Broker and DISC.

       Class A Brokers commit to an annual volume of at least
       57000,000 CDs and/ or DVDs with the average order being at ---- least 25,000 per order. Minimum order is 5,000 CDs.

       Class B Brokers commit to an annual volume of at least
       2,5007000 CDs and/ or DVDs with the average order being ---- 25,000 per order. Minimum order is 5,000 CDs.

       Class C Brokers commit to an annual volume of at least
  X    1,000,000 CDs and/or DVDs with the average order being
 ----  25,000 per order. Minimum order is 5,000 CDs.

       Class D Brokers commit to an annual volume of at least
       100,000 CDs and/or DVDs with the average order being 10,000 ---- per order. Minimum order is 5,000 CDs.

Exhibit "B," attached hereto and by reference made a part hereof, indicates the CD and DVD Replication Prices for Broker's classification identified in Exhibit "A," above.

Broker may negotiate with DISC for a higher Broker Classification level if actual orders justify such an adjustment.

Prices are FOB Orem7 Utah. Prices do not include film charges, color proofs or Fed Ex charges for proof approvals, which shall be billed separately at DISC's regular rates. Prices do not include mastering costs on orders of less than $57000.

Turnaround times are estimated at time of order. Once all documents, masters, etc., are received and approved by DISC, DISC will commit to a specific ship date to Broker. Notwithstanding the foregoing, Broker shall not have any authority to commit DISC to a shipping date with respect to any customer of Broker.


       /9/